EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended April 16, 2010

April 16, 2010	Weekly ROR1	Month-to-Date ROR1	Year-to-Date ROR1
Class A Units	-0.5%	1.5%	-2.1%
Class B Units	-0.6%	1.5%	-2.3%
Legacy 1 Class Units	-0.5%	1.5%	-1.7%
Legacy 2 Class Units	-0.5%	1.5%	-1.8%
Global 1 Class Units	-0.7%	1.0%	-2.8%
Global 2 Class Units	-0.7%	1.0%	-2.9%
Global 3 Class Units	-0.7%	0.9%	-3.4%

S&P 500 Total Return Index2	-0.2%	2.0%	7.5%
Barclays Capital U.S. Long Government Index2	1.1%	0.8%	1.8%
1	Subject to independent verification.
2	Index is unmanaged and is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Sector Commentary
Agriculturals/Softs
Sector/Market	Price Action	Cause
Grains markets	Increase	U.S. dollar weakness and reports of large international grains sales
Lean hogs	Increase	Increased demand due to a trade dispute with Russia, hindering poultry exports
Sugar	Decrease	Short-term U.S. dollar strength

Grant Park’s longer-term trading advisors are predominantly long the agriculturals/softs sector.  Grant Park’s shorter-term trading advisors are predominantly short the sector.

Currencies
Sector/Market	Price Action	Cause
Australian dollar	Increase	Increased demand for higher-yielding currencies resulting from optimistic U.S. economic data
Japanese	Increase	Higher demand for safe haven currencies following Friday’s news that the SEC will take civil action against Goldman Sachs for its role in the 2008 subprime mortgage crisis
Euro	Increase	Speculation that a bailout plan for ailing Greece may be imminent

Grant Park’s longer-term trading advisors are predominantly short the currency sector.  Grant Park’s shorter-term trading advisors are predominantly long the sector.

Energy
Sector/Market	Price Action	Cause
Crude oil	Decrease	Weakness in the global equity markets and a stronger U.S. dollar
Natural gas	Decrease	Larger-than-expected U.S. natural gas inventories

Grant Park’s longer-term trading advisors are predominantly long the energy sector.  Grant Park’s shorter-term trading advisors are predominantly short the sector.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Equities
Sector/Market	Price Action	Cause
Asian equity markets	Decrease	A rise in U.S. jobless estimates and concerns that economic tightening in China will put pressure on Asian financial markets
European equity markets	Decrease	Share price declines in the European Financial sector due to the news regarding the upcoming litigation against Goldman Sachs

Grant Park’s longer-term trading advisors are predominantly long the equities sector.  Grant Park’s shorter-term trading advisors are predominantly short the sector.

Fixed Income
Sector/Market	Price Action	Cause
U.S. Treasury markets	Increase	Declines in the global equity markets
Short-term interest rate markets	Increase	Ongoing speculation that the U.S. Federal Reserve will not raise interest rates in the near future

Grant Park’s longer-term trading advisors are predominantly long the fixed income sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Metals
Sector/Market	Price Action	Cause
Base metals markets	Increase	Speculation that increasing base metals demand will outpace supply
Precious metals markets	Decrease	Liquidations caused by extreme short-term volatility following the announcement of the Goldman Sachs litigation

Grant Park’s longer-term trading advisors are predominantly long the metals sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Indices Overview 2
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset) – A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.